UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2003

GAMESTATE ENTERTAINMENT, INC.

____________(formerly Lanwerx Entertainment, Inc.)__________

(Exact name of registrant as specified in its charter)

NEVADA	98-0207745
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

____555 Burrard Street Suite 900, Vancouver, British Columbia, Canada  V7X 1M8__

(Address of principal executive offices, including postal code)

_______________(604) 692-2810_______________

(Registrant’s telephone number, including area code)

1250 – 999 West Hasting Street, Vancouver, British Columbia, V6C 2W2

(Former address of the Registrant)

ITEM 2.

ACQUISITION OR DISPOSITION OF ASSETS

On September 23, 2003, GameState Entertainment, Inc. (the “Company” or “GameState”) entered into an agreement with Netopia Internet Café (“Netopia”), whereby the Company has agreed to purchase and acquire all assets, goodwill, trademarks, and intellectual property of Netopia.  Assets, goodwill, trademarks, and intellectual property consist mainly of the following items:

Assets:

Hardware:

4 – IBM servers and network;

53 - 19” computer monitors;

53 – CPU’s complete with 256 ram, NVIDIA Gforce graphic cards and 1.8 MHZ motherboards;

100 – IBM mouse; and

100 – IBM keyboards.

Games:

50 units – Counter Strike v.1.5;

50 units – Battlefield 1942;

25 units – Sims;

25 units – Grand Theft Auto;

25 units – Diablo; and

150 units – various others.

Furniture and equipment:

53 – computer desks and chairs;

1 – check in counter;

1 – leather sofa;

1 – 36” Toshiba television and stand;

1 – electronic cash machine; and

1 – beverage cooler.

Goodwill:

Netopia has operated on the campus of UBC since inception of January 2002 and has achieved a strong following amongst university and high school gamers.

Intellectual Property:

Ownership of the website name www.netopiainternetcafe.com

The aggregate purchase price to be paid by the Company is US$200,000 which will be paid by issuing 800,000 GameState $0.01 par value common shares at a deemed price of $0.25 per share.  As a result of the issuance of the GameState common shares the sellers of Netopia, Chai Pei Justin Chou, Chai Lin Jack Chou, and Tony Lin will collectively own approximately 4.88% of outstanding shares of the Company.  The transaction was negotiated on an arms-length basis.  The Company had no affiliations with Netopia or any of its officers or directors.

GameState will offer a set of services and entertainment products to its clientele that combines the experience of the “Movie Theatre” as well as the convenience and selection of a Blockbuster video rental store.  Our computer game centers will offer an environment that is safe, secure and fun to be in.  GameState offers a wide selection of every current and former best selling computer game that can be played instantly on command.

ITEM 5.

OTHER EVENTS

Effective September 24, 2003, the Company has changed its name from Lanwerx Entertainment, Inc. to GameState Entertainment, Inc.

The Company is in the process of completing a private placement for 200,000 shares at $0.50 per share for total proceeds of $100,000.

ITEM 6.

RESIGNATION OF REGISTRANT’S DIRECTORS

Effective April 20, 2003, Brad Hofstad and Brent Shaw have resigned as directors of the Company.  The Company wishes to thank Mr. Hofstad and Mr. Shaw for their contributions and wishes them both success in future endeavors.  Cameron King has been appointed as Director and President of the Company and Gordon McDougall has been appointed as Director and Secretary of the Company, also effective April 20, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

GAMESTATE ENTERTAINMENT, INC.

By: Cameron King__________

Cameron King

Chief Executive Officer